Exhibit 99.1

FIFTH THIRD BANCORP

CORPORATE GOVERNANCE GUIDELINES

AS ADOPTED BY THE BOARD OF DIRECTORS

EFFECTIVE DECEMBER 20, 2016

The following corporate governance principles have been approved and adopted by the Board of Directors of Fifth Third Bancorp. These principles, along with Fifth Third’s articles of incorporation, code of regulations and charters of the various committees of the Board, provide the foundation for our governance. Unless the context otherwise requires, all references to Fifth Third in these guidelines shall refer to Fifth Third Bancorp, its subsidiaries and affiliates.

1.	Roles of the Board of Directors and Management

Fifth Third’s Board of Directors is elected by our shareholders and is the ultimate decision making body of Fifth Third, except with respect to those matters reserved to our shareholders. Fifth Third’s business is conducted by our employees and officers under the direction of Fifth Third’s Chief Executive Officer and subject to the oversight of the Board. Both management and the Board seek to enhance the long-term value of Fifth Third for the benefit of our shareholders. In doing so, Fifth Third recognizes that the interests of our shareholders also will be advanced by responsibly taking into account the concerns of our other constituencies, including customers, employees, the communities in which we do business, the public at large and the governmental entities which regulate our businesses.

2.	Critical Functions of the Board of Directors

In addition to monitoring Fifth Third’s Chief Executive Officer and senior executives, the Board is responsible for the following matters, among other things:

•	selecting, evaluating and compensating the Chief Executive Officer;

•	advising and overseeing the Chief Executive Officer in the selection, evaluation and compensation of senior executives;

•	planning for succession to the position of Chief Executive Officer as well as certain other senior management positions;

•	considering and approving Fifth Third’s fundamental business strategies and major corporate actions; and

•	enhancing Fifth Third’s integrity and reputation by ensuring that the corporation establishes, implements and maintains policies, practices and procedures for full compliance with all applicable laws and for meeting the high ethical standards that the Board and the public expect of a leading financial institution.

3.	Director Responsibilities

The core responsibility of each Director is to exercise his or her business judgment in good faith to act in what the Director reasonably believes to be in the best interests of Fifth Third and our shareholders. In discharging this responsibility, Fifth Third requires that each Director shall:

•	preserve the confidential nature of material information given or presented to the Board of Directors;

•	disclose to the other Directors any potential conflicts of interest he or she may have with respect to any matter under discussion and, if appropriate, refrain from voting on such a matter;

•	not serve as a director, officer or employee of any entity which is in competition with Fifth Third and not misappropriate any opportunity or asset belonging to Fifth Third for his or her direct or indirect benefit;

•	consistent with the Board’s belief that management speaks for Fifth Third, refer all inquiries from the press, institutional investors and others to the Chief Executive Officer or such other officers as required by Fifth Third’s disclosure policies, provided, however, that a Director may, from time to time, meet or otherwise communicate with various third parties about Fifth Third but only with the knowledge and advance approval of management or if requested by management; and

•	establish a financial stake in Fifth Third by developing a meaningful ownership position in Fifth Third over time as is appropriate for the Director’s personal financial circumstances.

4.	Hedging Policy

No Director or Executive Officer may engage in speculative trading or hedging strategies with respect to Fifth Third Bancorp securities:

•	No engagement in day trading or short selling of Fifth Third Bancorp securities

•	No engagement in transactions in any derivative of Fifth Third Bancorp securities, including buying and writing options

•	Executives are restricted from buying Fifth Third Bancorp securities on margin or using Fifth Third Bancorp securities as collateral for a loan

5.	Director Qualifications and Selection Process

Integrity, Values and Experience. Each Director should possess the highest personal and professional ethics and integrity, and be devoted to representing the interests of Fifth Third and our shareholders. A Director must be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively. Fifth Third seeks to have a Board of Directors representing diverse experiences in business, government, education, technology and in various areas relevant to our businesses. Fifth Third also will consider the diversity, age, skills and other factors relevant to a Director’s overall qualifications in determining a combination of Directors that will best serve the needs of the Board and Fifth Third.

Independence. Fifth Third’s Board of Directors shall at all times be comprised of no less than a majority of Directors who meet the criteria for independence required by the Nasdaq

National Market or principal stock exchange upon which our common stock is traded. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole.

Nominations. Nominations for Directors will be made by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. Shareholders may propose nominees for election at Fifth Third’s annual meeting of shareholders for consideration by the Nominating and Corporate Governance Committee upon submitting the names and qualifications of such persons to the Committee no later than December 31 of any year. Submissions must be made to the Committee c/o Fifth Third Bancorp, Secretary, 38 Fountain Square Plaza, Cincinnati, Ohio 45263. Upon the nomination by the Committee, the Board may fill any vacancies that occur on the Board between annual shareholder meetings. In most cases, the Chairman of the Board of Directors and the Chairman of the Nominating and Corporate Governance Committee jointly should extend the invitation to selected nominees to join the Board.

Resignation for Majority Withhold Vote. As long as cumulative voting is not in effect, in an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “against” his or her election than votes “for” his or her election (a “Majority Withheld Vote”) will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote.

The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred (the “Shareholders’ Meeting Date”). In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider factors deemed relevant by the Committee members including, without limitation, the Director’s length of service, the Director’s particular qualifications and contributions to Fifth Third, the reasons underlying the Majority Withheld Vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and these Corporate Governance Guidelines.

The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the Shareholders’ Meeting Date. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Nominating and Corporate Governance Committee’s recommendation, Fifth Third will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

If one or more Directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any Director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Corporate Governance Committee recommendation or Board consideration regarding whether to accept or reject the tendered resignation. If a majority of the members of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent Directors who are on the Board who did not receive a Majority Withheld Vote (or who were not standing for election) will automatically be appointed a special Board committee solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them.

This Corporate Governance Guideline will be summarized or included in each proxy statement relating to an election of directors of Fifth Third.

Material Changes in Qualifications; Retirement. A Director who changes his or her principal occupation, position or responsibility held when elected to the Board of Directors should volunteer to resign from the Board. Although Fifth Third does not believe that it will be necessary in every instance that a Director who makes such a change should leave the Board, the Nominating and Corporate Governance Committee should be afforded the opportunity to review the appropriateness of continued Board service under the new circumstances and make a recommendation to the full Board of Directors. In addition, Fifth Third believes that a Director should not stand for reelection at the next annual meeting of shareholders at which the Director’s term expires that follows his or her 72nd birthday.

Service on Other Boards of Directors. A Director should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve as a director of another for-profit company. The Nominating and Corporate Governance Committee will review whether such board membership may unduly impact the ability of the Director to fulfill his or her responsibilities as a Director of Fifth Third and, if so, shall make a recommendation to the Board. Generally, a Director of Fifth Third should not serve on more than three other public company boards of directors.

Chairman of the Board. Fifth Third has no fixed policy with respect to the separation of the offices of Chairman of the Board and the Chief Executive Officer. We believe that this issue is part of the succession planning process, and that it is in the best interests of Fifth Third for the Board of Directors to make this determination from time to time when selecting a new Chief Executive Officer.

6.	Size of the Board of Directors, Terms and Term Limits

The Board of Directors shall be composed of fifteen (15) persons unless this number is changed by: (1) the shareholders in accordance with the laws of Ohio or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than thirty (30) persons and may decrease the number to not less than ten (10) persons. Each Director shall serve a term of one year. Fifth Third does not believe we should establish term limits for our Directors. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into Fifth Third and its operations and, therefore, provide an increasing contribution to the Board as a whole.

7.	Meetings of the Board of Directors

Number of Meetings. Fifth Third’s Board of Directors will have no less than five scheduled meetings of the full Board of Directors each year. If necessary, the Board may have one or more special meetings during the year as circumstances may require.

Attendance and Preparation. Each Director is expected to attend all Board meetings and all meetings of committees on which the Director serves. A Director should notify Fifth Third’s Secretary as soon as practical if he or she is unable to attend a meeting. Each Director is expected to spend the amount of time and effort needed, and to meet as frequently as necessary, to properly discharge their responsibilities. Information and data that are important to the Directors’ understanding of the business to be conducted at a Board or committee meeting generally should be distributed in writing to the Directors no less than two business days before the meeting. Each Director should review these materials in advance of the meeting.

Meeting Agendas. The Chairman of the Board will establish the agenda for each Board meeting. At the beginning of each year the Chairman will establish a schedule of agenda subjects to be discussed during the year to the degree this can be foreseen. The Board of Directors will review Fifth Third’s long-term strategic plans and the principal issues that we will face in the future during at least one Board meeting each year. Directors are encouraged to suggest the inclusion of additional items on the agenda. Whenever possible, we believe that it is desirable for such additional agenda items to be discussed with the Chairman of the Board or Secretary in advance of the meeting so that appropriate notice and materials relating to such item can be distributed to all Directors prior to the meeting, a Director may raise subjects for discussion at any Board meeting whether or not included within the formal agenda for that meeting.

Executive Sessions of Independent Directors. Executive sessions or meetings of those members of the Board of Directors who meet the then current standards of independence shall be held at least twice each year and more frequently if the independent Directors so desire. No members of Fifth Third management shall be present at such executive sessions. The independent Directors may meet in executive session completely separate from a scheduled meeting of the full Board of Directors or during a scheduled Board meeting upon first excusing all members of Fifth Third management from that segment of the meeting. The chair person at any such executive session shall be the Chairman of the Board of Directors (unless the Chairman is not an independent director), or, in the absence of the same, an independent director chosen by the other independent directors of the Board who shall also serve as the “Lead Director” in performing such other jobs as the independent directors may determine.

8.	Board Committees

Standing Committees. The Board will have at all times an Audit Committee, a Human Capital and Compensation Committee, a Nominating and Corporate Governance Committee, a Risk and Compliance Committee, and a Finance Committee. All of the members of these committees will be Directors who then meet the independence criteria then in effect and as established by the Nasdaq Global Select Market or the principal stock exchange on which Fifth Third common stock is then traded, other than the Finance Committee. The Board of Directors may create additional standing and ad hoc committees as deemed appropriate from time to time. Consideration will be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated.

Committee Charters. Each Board committee will have its own charter. Each charter will set forth the purposes, goals and responsibilities of the committee as well as certain specific qualifications for committee membership and procedures for committee member appointment. Each charter will address the nature of items that, and the frequency with which, the committee will report to the full Board of Directors. Each charter will require the committee to annually evaluate its own performance.

Committee Meetings and Agendas. The chairman of each Board committee, in consultation with the committee members and Fifth Third’s Chief Executive Officer and senior executives, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The chairman of each committee, in consultation with the appropriate members of the committee and senior executives, will develop the committee’s agenda for each meeting. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year, to the degree these can be foreseen, The meeting schedule for each committee will be furnished to all Directors.

Engagement of Advisors. The Board and each committee have the power to hire at the expense of Fifth Third independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of Fifth Third in advance. Directors are expected to use their best judgment in determining when such engagements are necessary and shall consider the qualifications and fees to be charged by such advisors when making their selection. The Board and/or the committee that engages such advisor(s) shall promptly notify Fifth Third’s Secretary of such engagement so that the Secretary can confirm the independence of such advisor(s) and make the necessary arrangements for the payment of fees to such advisor(s).

Dual Committees. When deemed appropriate or necessary, a Board committee of Fifth Third Bancorp may perform the same services within the scope of its authority for any of Fifth Third’s chartered bank subsidiaries or other subsidiaries that do not then have such a committee of its own. Committees acting in such dual capacities may meet simultaneously as committees of Fifth Third Bancorp and of the relevant subsidiary, though they should hold separate sessions if necessary to address issues that are relevant to one entity but not the other or to consider transactions or other matters where Fifth Third Bancorp and the relevant subsidiary may have different interests. In addition, any such committee should consult with internal or outside counsel if, in the opinion of the committee, any matter under consideration by the committee has the potential for any conflict between the interests of Fifth Third Bancorp and those of the subsidiary in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with Fifth Third’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

9.	Non-Delegable Actions of the Board of Directors

Fifth Third’s Board of Directors may delegate responsibility for certain actions within the scope of the Board’s authority to its committees or its officers to the extent such delegation is permissible by applicable law. Any such matters delegated to a committee of the Board must be within the scope of authority granted to such committee in its charter. Additionally, certain actions by subsidiaries of Fifth Third Bancorp may only legally require the approval of the board of such subsidiary and or its shareholders or officers. Notwithstanding any such delegation or legal requirement, the subsidiaries, committees and/or persons to whom such actions have been delegated shall report the status of such matters to the Board of Fifth Third Bancorp from time to time as directed by the Board.

Regardless of the legality or permissibility to do so, Fifth Third believes that the following matters may not be delegated outside the Board of Directors of Fifth Third Bancorp and must be addressed by the Board of Fifth Third Bancorp as a whole even if such matter involves only a subsidiary and not Fifth Third Bancorp itself:

•	any matter which is required by applicable law to be acted upon by the Board of Directors or shareholders of Fifth Third Bancorp such as amendments to Fifth Third’s articles of incorporation, issuances of shares, share repurchases, mergers and consolidations, and declarations of dividends;

•	any waiver of Fifth Third’s Code of Business Conduct and Ethics;

•	any formation, acquisition or disposition of a bank;

•	any acquisition or disposition involving potential consideration in excess of the lesser of $10 billion or 10% of the assets of Fifth Third Bancorp (except for acquisitions of loans within the lending authority granted to management) or, regardless of size, requiring approval by Fifth Third Bancorp’s shareholders;

•	any reduction in force or layoff involving more than 10% of Fifth Third’s employees;

•	any contract or series of related contracts or amendments to the same not covered elsewhere in these guidelines with potential payment, or receipt, of funds in excess of $500 million over the life of the contract;

•	any capital expenditure potentially in excess of $500 million; and

•	settlements with potential payment, or receipt, of funds in excess of $50 million (unless reimbursed by insurance).

Additionally, unless consideration by the whole Board of Fifth Third Bancorp is required above, Fifth Third believes that the following matters must be addressed by a committee of the Fifth Third Bancorp Board of Directors, even if such matter involves only a subsidiary and not Fifth Third Bancorp itself:

•	any acquisition or disposition involving potential consideration in excess of the lesser of $1 billion or 1% of the assets of Fifth Third Bancorp (except for acquisitions of loans within the lending authority granted to management);

•	incurring or guaranteeing debt or providing collateral for the same with an unaffiliated third party potentially in excess of the lesser of $10 billion or 10% of the assets of Fifth Third Bancorp;

•	any contract or series of related contracts or amendments to the same not covered elsewhere in these guidelines with potential payment, or receipt, of funds in excess of $20 million over the life of the contract except those involving the making of loans in accordance with the lending authority granted to management or the provision of any other banking product in the normal course of business;

•	any capital expenditure potentially in excess of $20 million;

•	settlements with potential payment, or receipt, of funds in excess of $20 million (unless reimbursed by insurance); and

•	employment contracts and arrangements with Executive Officers of Fifth Third Bancorp.

Additionally, the board of directors of a subsidiary of Fifth Third Bancorp or committees thereof must address the following matters that pertain to such subsidiary:

•	any matter which is required by applicable law to be acted upon by the board of directors of such subsidiary such as amendments to its articles of incorporation, issuances of shares, share repurchases, mergers and consolidations, and declarations of dividends must be approved by the board of directors of such subsidiary;

•	any formation, acquisition or disposition of a new subsidiary of that subsidiary must be approved by the board of directors of such existing subsidiary;

•	any acquisition or disposition involving potential consideration in excess of the lesser of $10 billion or 10% of the assets of the subsidiary (except for acquisitions of loans within the lending authority granted to management) or, regardless of size, requiring approval by the board of directors or shareholders of that subsidiary must be acted upon by the board of directors of such subsidiary, and any acquisition or disposition involving potential consideration in excess of the lesser of $1 billion or 1% of the assets of the subsidiary (except for acquisitions of loans within the lending authority granted to management) must be acted upon by a committee of the board of directors of such subsidiary;

•	incurring or guaranteeing debt or providing collateral for the same with an unaffiliated third party potentially in excess of the lesser of $1 billion or 1% of the assets of the subsidiary must be acted upon by the board of directors of such subsidiary and other any incurrence or guarantee of debt or provision of collateral for the same with an unaffiliated third party must be acted upon by a committee of the board of directors of such subsidiary;

•	any contract or series of related contracts or amendments to the same not covered elsewhere in these guidelines with potential payment, or receipt, of funds in excess of $20 million over the life of the contract must be acted upon by the board of directors of such subsidiary except those involving the making of loans in accordance with the lending authority granted to management or the provision of any other banking product in the normal course of business;

•	any capital expenditure potentially in excess of $20 million must be acted upon by the board of directors of such subsidiary;

•	settlements with potential payment, or receipt, of funds in excess of $20 million must be acted upon by the board of directors of such subsidiary (unless reimbursed by insurance); and

•	any agreement with regulatory authorities involving that subsidiary must be acted upon by the board of directors of such subsidiary.

Matters outside of those described above may be delegated to management of Fifth Third Bancorp and/or its subsidiaries and are subject to policies and authorities established by the same.

10.	Director Access to Officers and Employees

Contacts. Directors shall have full and free access to officers and employees of Fifth Third. Any meetings or contacts that a Director wishes to initiate may be arranged through the Chief Executive Officer or Secretary. A Director will use his or her judgment to ensure that any such contact is not disruptive to the business operations of Fifth Third and will, to the extent not inappropriate, copy the Chief Executive Officer and Secretary on any written communications between a Director and an officer or employee of Fifth Third.

Participation in Meetings. In addition to the Chief Executive Officer, the Chief Financial Officer and Secretary, the Board of Directors welcomes regular attendance at each Board meeting of the appropriate senior executives of Fifth Third as shall be determined from time to time. If the Chief Executive Officer or any Director wishes to have additional Fifth Third personnel attend meetings on a regular basis, this suggestion should be brought to the Board for consideration.

11.	Director Compensation

The form and amount of Director compensation will be determined by the full Board of Directors on the recommendation of the Human Capital and Compensation Committee in accordance with the policies and principles set forth herein, in its charter and any exchange or other applicable rules. The Human Capital and Compensation Committee will conduct an annual review of Director compensation. The Board of Directors and the Human Capital and Compensation Committee will consider that the independence of Directors may be jeopardized if Director compensation and perquisites exceed customary levels, if Fifth Third makes substantial charitable contributions to organizations with which a Director is affiliated, or if Fifth Third enters into consulting contracts with (or provides other indirect forms of compensation to) a Director or an organization with which the Director is affiliated.

12.	Director Education

Fifth Third will establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly elected directors of Fifth Third for their benefit prior to or within a reasonable period of time after their nomination or election as a Director. The program or materials will include information to familiarize new Directors with Fifth Third’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers and its internal independent auditors. Fifth Third encourages Directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly traded companies.

13.	Reliance on Others; Liability Insurance

In discharging his or her obligations and responsibilities as a Director of Fifth Third, each Director is entitled to rely on the honesty and integrity of his or her fellow Directors and of Fifth Third’s senior executives, independent auditors and other outside advisors. Further, in order to promote the ability of each Director to act in accordance with the Director’s reasonable, good faith business judgment without undue concern for the substantial risk of personal liability faced by directors of public companies, Fifth Third shall purchase and maintain directors’ and officers’ liability insurance in amounts reasonably deemed appropriate from time to time. Fifth Third shall bestow on the Directors the benefits of indemnification and exculpation to the fullest extent permitted by law and by Fifth Third’s articles of incorporation, code of regulations and any indemnification agreements.

14.	Annual Performance Evaluation

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to Fifth Third and specifically focus on areas in which the Board or management believes that the Board could improve.

15.	Amendment, Waiver and Modification

These Guidelines may be amended, modified or waived by the Board of Directors, subject to the disclosure and other provisions of laws, rules and regulations applicable to Fifth Third.